                                                                    Exhibit 99.2


[MEMORY PHARMACEUTICALS LETTERHEAD]

For More Information:
Dennis Keane                            Lazar Partners, Ltd.
Chief Financial Officer                 Fern Lazar, President
(201) 802-7100                          (212) 867-1762


               Memory Pharmaceuticals Reports Second Quarter 2004
                                Financial Results

MONTVALE, NJ - August 10, 2004 -- Memory Pharmaceuticals Corp. (Nasdaq: MEMY) today reported its financial results for the second quarter of 2004.

Tony Scullion, Chief Executive Officer of Memory Pharmaceuticals, said, "In the second quarter, we successfully completed our initial public offering which resulted in net proceeds to Memory Pharmaceuticals of $35.4 million and continued to advance the development of our clinical and preclinical compounds. We also completed the planned expansion of our research facility in Montvale, NJ to provide us with the space required to efficiently pursue new drug candidates and explore additional potential targets."

Revenue for the three months ended June 30, 2004 was $2.5 million compared to revenue of $1.4 million for the same period in 2003. For the six months ended June 30, 2004, revenue was $4.9 million compared to $3.1 million for the same period in 2003. Revenue for these periods related to the two separate research collaborations we have with Roche for the development of our PDE4 inhibitors and nicotinic alpha-7 partial agonists targeting both neurological and psychiatric indications including Alzheimer's disease, schizophrenia and depression. This revenue includes the currently recognizable portion of the upfront non-refundable fees and milestone payments, in addition to payments received for research and development services.

Total operating expenses were $8.4 million in the second quarter, compared to $6.9 million in the second quarter of 2003. The increase in expenses is attributable to additional spending on personnel, patents and facility-related costs in support of the Company's preclinical and clinical development activities as well as the costs associated with being a public company. In addition, the Company recognized a non-cash compensation charge in the second quarter of 2004 that principally related to a grant of stock options upon completion of our initial public offering to one of the founders of the Company in accordance with an existing consultant agreement.

                                    - more -

For the second quarter of 2004, the Company reported a net loss of $5.8 million compared to a net loss of $5.5 million for the same period in 2003. Pro forma net loss per common share was $0.29 in the second quarter of 2004 compared to $0.41 for the same period in 2003. The pro forma net loss per share of common stock gives effect to the automatic conversion of all of the Company's outstanding convertible preferred stock into 13,295,427 shares of common stock on April 8, 2004, the closing date of our initial public offering. It excludes the accrued preferred stock dividends that were forfeited upon the completion of our initial public offering.

The net loss attributable to common stockholders for the second quarter 2004 was $5.9 million compared to $7.1 million for the same period in 2003. Basic and diluted net loss per share of common stock was $0.29 for the second quarter of 2004 compared to $7.27 for the same period in 2003.

At June 30, 2004, the Company had cash, cash equivalents and marketable securities of approximately $54.2 million compared to $30.1 million at December 31, 2003, which includes net proceeds of $35.4 million from the Company's initial public offering in April, 2004.

Conference Call and Webcast Information

Memory Pharmaceuticals will hold a conference call on Tuesday, August 10, 2004, at 11:00 a.m. EDT to discuss the Company's second quarter 2004 financial results. The conference call will also be broadcast live from the Investor Relations section of the Company's website.

Tony Scullion, Chief Executive Officer, Axel Unterbeck, President and Chief Scientific Officer, and Dennis Keane, Chief Financial Officer will host the conference call.

Investors and other interested parties may access the call as follows:

Date:                        Tuesday, August 10, 2004
Time:                        11:00 a.m. EDT
Telephone (U.S.):            1-866-800-8649
Telephone (International):   + 1-617-614-2703
Participant Passcode         45318442
Webcast:                     http://www.memorypharma.com/, under the
                             Investor Relations section

An audio replay of the conference call will be available from 1:00 p.m. EDT on Tuesday, August 10, 2004 until midnight on Monday, August 16, 2004. To access the replay, please dial 1-888-286-8010 (US/Canada); international +1-617-801-6888 and enter pass code number 28300261. An audio replay of the conference call will also be available under the Investor Relations section of the Company's website during the same period.


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

About Memory Pharmaceuticals

Memory Pharmaceuticals Corp., a biopharmaceutical company, is focused on developing innovative drugs for the treatment of debilitating central nervous system (CNS) disorders such as Alzheimer's disease, depression, schizophrenia, vascular dementia, Mild Cognitive Impairment, and other diseases associated with aging. For additional information, please visit our website at http://www.memorypharma.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, including the risks and uncertainties associated with: conducting preclinical and clinical trials of the company's drug candidates that demonstrate these candidates' safety and effectiveness; obtaining regulatory approvals to conduct clinical trials and to commercialize our drug candidates; the company's dependence on its collaborations with Roche; the company's ability to enter into and maintain collaborations with third parties for its other early stage drug development programs; achieving milestones under the company's collaborations; protecting the intellectual property developed by or licensed to the company; and obtaining additional financing to support the company's R&D and clinical activities and other operations. These and other risks are described in greater detail in the company's filings with the Securities and Exchange Commission. Memory Pharmaceuticals may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. The company disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

                                 (tables follow)


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


                          MEMORY PHARMACEUTICALS CORP.
                       CONDENSED STATEMENTS OF OPERATIONS
             (in thousands ~ except share and per share information)
                                   (unaudited)


                                                                   Three Months Ended               Six Months Ended
                                                                        June 30,                        June 30,
                                                             -----------------------------     -----------------------------
                                                                  2004             2003             2004             2003
                                                             ------------     ------------     ------------     ------------
Revenue .................................................    $      2,549     $      1,368     $      4,920     $      3,091
Operating expenses:
  Research and development ..............................           5,983            5,738           11,798           11,132
  General and administrative ............................           2,441            1,113            3,819            2,077
                                                             ------------     ------------     ------------     ------------
   Total operating expenses .............................           8,424            6,851           15,617           13,209
                                                             ------------     ------------     ------------     ------------
Loss from operations ....................................          (5,875)          (5,483)         (10,697)         (10,118)
                                                             ------------     ------------     ------------     ------------
Interest income, net ....................................              59               11               51               18
                                                             ------------     ------------     ------------     ------------
Net loss before income taxes ............................          (5,816)          (5,472)         (10,646)         (10,100)
Income taxes ............................................               3                6                5               12
                                                             ------------     ------------     ------------     ------------
Net loss ................................................          (5,819)          (5,478)         (10,651)         (10,112)
Less preferred stock dividends and accretion ............             105            1,664            2,022            3,329
                                                             ------------     ------------     ------------     ------------
Net loss attributable to common stockholders ............    $     (5,924)    $     (7,142)    $    (12,673)    $    (13,441)
                                                             ============     ============     ============     ============
Basic and diluted net loss per share of common stock ....    $      (0.29)    $      (7.27)    $      (1.18)    $     (15.36)
                                                             ============     ============     ============     ============
Basic and diluted weighted average number of shares of
common stock outstanding ................................      20,347,093          982,729       10,746,740          874,942
  Pro forma basic and diluted net loss per share(1)......    $      (0.29)    $      (0.41)    $      (0.61)     $    (0.76)
  Pro forma basic and diluted weighted average number of
   shares of common stock outstanding(1)..................     20,347,093       13,352,230       17,395,221       13,244,443

--------
(1) Pro forma basic and diluted net loss per share gives effect to the automatic conversion of the Company's outstanding convertible preferred stock into 13,295,427 shares of common stock in 2004 for the period prior to the actual conversion date of April 8, 2004 and 12,369,501 shares for the three months and six months ended June 30, 2003. All of the company's outstanding preferred stock automatically converted into shares of common stock upon completion of the Company's initial public offering.


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


                          MEMORY PHARMACEUTICALS CORP.
                            CONDENSED BALANCE SHEETS
                                 (in thousands)
                                   (unaudited)


                                                                     June 30, 2004         December 31, 2003
                                                                    ---------------         ---------------
ASSETS
  Cash, cash equivalents and marketable securities ...........      $        54,154         $        30,107
  Other current assets .......................................                1,162                   3,683
  Restricted cash ............................................                  505                     505
  Property and equipment, net ................................               10,748                   9,085
  Other assets ...............................................                   53                      54
                                                                    ---------------         ---------------
          Total assets .......................................      $        66,622         $        43,434
                                                                    ===============         ===============

LIABILITIES AND STOCKHOLDERS'EQUITY (DEFICIT)
Current liabilities (excluding deferred revenue) .............      $         5,280         $         6,532
Equipment notes payable, less current portion ................                2,384                   2,112
Deferred revenue .............................................               18,302                  19,972
                                                                    ---------------         ---------------
  Total liabilities ..........................................               25,966                  28,616
 Preferred stock and accrued dividends .......................                   --                 104,275

 Stockholders' equity (deficit) ..............................               40,656                 (89,457)
                                                                    ---------------         ---------------
          Total liabilities and stockholders' equity (deficit)      $        66,622         $        43,434
                                                                    ===============         ===============


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